UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 28, 2009, Westcliff Partners, LP, Westcliff Long/Short, LP, Westcliff Small Cap Fund, LP, Westcliff Aggressive Growth, LP, Westcliff Master Fund, LP and Westcliff Foundation exercised warrants for an aggregate of 88,500 shares of common stock (the “Common Stock”) of Diedrich Coffee, Inc. (the “Company”) at an exercise price of $4.80 per share. Also on April 28, 2009 Peninsula Master Fund, Ltd. exercised warrants for 41,666 shares of Common Stock at an exercise price of $4.80 per share. On April 30, 2009, Westcliff Partners, LP, Westcliff Long/Short, LP, Westcliff Small Cap Fund, LP, Westcliff Aggressive Growth, LP, Westcliff Master Fund, LP and Westcliff Foundation exercised warrants for an aggregate of 7,522 shares of Common Stock at an exercise price of $4.80 per share. On May 1, 2009, Westcliff Partners, LP, Westcliff Long/Short, LP, Westcliff Small Cap Fund, LP, Westcliff Aggressive Growth, LP, Westcliff Master Fund, LP and Westcliff Foundation exercised warrants for an aggregate of 97,978 shares of Common Stock at an exercise price of $4.80 per share. The Company received cash proceeds of $1,131,196.80 in connection with the warrant exercises. The issuance and sale of the shares pursuant to the warrant exercises were exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each entity exercising warrants as described above represented to the Company that it was an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	DIEDRICH COFFEE, INC.

	By:	/s/ Sean M. McCarthy
Sean M. McCarthy Chief Financial Officer